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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            HAWAIIAN HOLDINGS, INC.,

                             HAWAIIAN AIRLINES, INC.

                                       AND

                                   HA SUB INC.

                             DATED AS OF MAY 2, 2002








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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I    MERGER............................................................3

     Section 1.1    Merger.....................................................3
     Section 1.2    Effective Time.............................................3
     Section 1.3    Organizational Documents...................................3
     Section 1.4    Directors..................................................4
     Section 1.5    Officers...................................................4

ARTICLE II    CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
              STOCK CERTIFICATES...............................................4

     Section 2.1    Conversion of Securities...................................4
     Section 2.2    Stock Certificates.........................................5
     Section 2.3    Issuance of Special Preferred Stock........................5
     Section 2.4    Stock Options; 401(k) Plans................................6
     Section 2.5    Dissenting Shares..........................................6

ARTICLE III    CONDITIONS TO MERGER............................................7

     Section 3.1    Conditions Precedent.......................................7

ARTICLE IV    TERMINATION AND AMENDMENT........................................8

     Section 4.1    Termination................................................8
     Section 4.2    Amendment..................................................8

ARTICLE V    GENERAL PROVISIONS................................................8

     Section 5.1    Governing Law..............................................8
     Section 5.2    Notices....................................................8
     Section 5.3    Entire Agreement...........................................9
     Section 5.4    Headings...................................................9
     Section 5.5    Counterparts..............................................10
     Section 5.6    Assignment................................................10
     Section 5.7    Severability..............................................10

Exhibit A    Form of Amended and Restated Certificate of Incorporation
             of Hawaiian Holdings, Inc.......................................A-1

Exhibit B    Form of Amended Bylaws of Hawaiian Holdings, Inc................B-1

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                            GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                    LOCATION
-------------                                                    --------
Agreement...................................................     Preamble
AIP GP......................................................     Recitals
AIP Inc.....................................................     Recitals
AIP LLC.....................................................     Recitals
AIP Merger Agreement........................................     Recitals
AIP Merger Sub..............................................     Recitals
AIP Mergers.................................................     Recitals
Ancillary Agreements........................................     Recitals
Annual Meeting..............................................     Section 3.1(a)
Articles of Merger..........................................     Section 1.2(a)
Code........................................................     Recitals
DGCL........................................................     Section 1.3(a)
Dissenting Shares...........................................     Section 2.5(a)
Effective Time..............................................     Section 1.2(a)
First AIP Merger............................................     Recitals
Hawaiian Holdings...........................................     Preamble
Hawaiian Holdings Common Stock..............................     Section 2.1(a)
Hawaiian Holdings Series A Special Preferred Stock..........     Section 2.3(a)
Hawaiian Holdings Series B Special Preferred Stock..........     Section 2.3(b)
Hawaiian Holdings Series C Special Preferred Stock..........     Section 2.3(b)
Hawaiian Holdings Series D Special Preferred Stock..........     Section 2.3(b)
Hawaiian Holdings Special Preferred Stock...................     Section 2.3(b)
Hawaiian....................................................     Preamble
Hawaiian Common Stock.......................................     Section 2.1(a)
Hawaiian Option.............................................     Section 2.4(a)
Hawaiian Option Plans.......................................     Section 2.4(a)
Hawaiian Series B Special Preferred Stock...................     Section 2.1(b)
Hawaiian Series C Special Preferred Stock ..................     Section 2.1(b)
Hawaiian Series D Special Preferred Stock...................     Section 2.1(b)
Hawaiian Series E Special Preferred Stock...................     Section 2.1(b)
Hawaiian Shareholder Approval...............................     Recitals
HBCA........................................................     Recitals
Joinder to the Stockholders Agreement.......................     Recitals
Merger......................................................     Recitals
Merger Sub..................................................     Preamble
Pilot Allocation Agreement..................................     Section 2.4(b)
Registration Rights Agreement...............................     Recitals
Reorganization..............................................     Recitals
Rights Agreement............................................     Recitals
Second AIP Merger...........................................     Recitals
Securities Act..............................................     Section 2.4(a)
Surviving Corporation.......................................     Section 1.1

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 2, 2002, by and among Hawaiian Airlines, Inc., a Hawaii corporation ("HAWAIIAN"), Hawaiian Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian ("HAWAIIAN HOLDINGS"), and HA Sub Inc., a Hawaii corporation and a wholly owned subsidiary of Hawaiian Holdings ("MERGER SUB").

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of Hawaiian Holdings, Hawaiian and Merger Sub have each approved and adopted this Agreement and the Ancillary Agreements (as defined below) to which it is a party and the transactions contemplated by this Agreement and such Ancillary Agreements, including, without limitation, the reorganization of Hawaiian into a Delaware holding company structure, in each case after making a determination that this Agreement and such Ancillary Agreements and such transactions are advisable and fair to, and in the best interests of, such corporation and its shareholders;

         WHEREAS, the Board of Directors of Hawaiian, by resolutions adopted at the April 26, 2002 meeting of such Board of Directors, has deemed the Merger (as defined below) to be an "Approved Section 13(a) Transaction" and deemed AIP Inc. (as defined below) not to be an "Acquiring Person," in each case, under the Rights Agreement, dated December 23, 1994, by and between Hawaiian and ChaseMellon Shareholder Services, L.L.C. (as successor to Chemical Trust Company of California) (as amended, supplemented or otherwise modified from time to time, the "RIGHTS AGREEMENT");

         WHEREAS, Hawaiian Holdings, in its capacity as the sole shareholder of Merger Sub has adopted and approved this Agreement;

         WHEREAS, Hawaiian Holdings, AIP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian Holdings ("AIP MERGER SUB"), AIP General Partner, Inc., a Delaware corporation ("AIP GP") (which is the sole general partner of Airline Investors Partnership, L.P., a Delaware limited partnership and the majority shareholder of Hawaiian ("AIP")), and AIP, Inc., a Delaware corporation ("AIP INC.") (which is the sole limited partner of AIP), have entered into an Agreement and Plan of Merger (the "AIP MERGER AGREEMENT"), dated as of the date hereof, pursuant to which, INTER ALIA, (a) prior to the effective time of the AIP Mergers (as defined below), (i) the shareholders of each of AIP GP and AIP Inc. will contribute all of the outstanding shares of capital stock of AIP GP and AIP Inc. to AIP, LLC, a Delaware limited liability company ("AIP LLC") and become the sole holders of membership interests of AIP LLC and (ii) as permitted by Section 4(a)(i)a) of the Designation of the Hawaiian Series B Special Preferred Stock (as defined below), AIP will transfer the four shares of Hawaiian Series B Special Preferred Stock (as defined below) that it holds to AIP's affiliate, John W. Adams; and
(b) prior to the Effective Time (as defined below), (i) AIP GP will merge with and into AIP Inc., with AIP Inc. as the surviving corporation (the "FIRST AIP

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MERGER"), as a result of which AIP Inc. will hold all of the partnership interests in AIP and AIP will therefore cease to exist, with AIP Inc. thereby becoming the direct holder of all of the shares of Hawaiian Common Stock (as defined below) held by AIP immediately prior thereto, (ii) immediately after the First AIP Merger, AIP Merger Sub will merge with and into AIP Inc., with AIP Inc. as the surviving corporation (the "SECOND AIP MERGER" and, together with the First AIP Merger, the "AIP MERGERS"), and (iii) pursuant to the Second AIP Merger, AIP LLC will have its shares of AIP Inc. converted into the right to receive a number of shares of Hawaiian Holdings Common Stock (as defined below) equal to the number of shares of Hawaiian Common Stock held by AIP immediately prior to the AIP Mergers;

         WHEREAS, at the Effective Time, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, INTER ALIA, (i) Merger Sub, in accordance with the Hawaii Business Corporation Act (as amended from time to time, the "HBCA"), will merge with and into Hawaiian, with Hawaiian as the surviving corporation (the "MERGER" and, together with the Second AIP Merger, the "REORGANIZATION"), (ii) each share of Hawaiian Common Stock (other than such shares held by AIP Inc., which shares shall continue to be outstanding and held by AIP Inc. as a wholly owned subsidiary of Hawaiian Holdings) will be converted into the right to receive one share of Hawaiian Holdings Common Stock, (iii) each share of Hawaiian Special Preferred Stock (as defined below) will be converted into the right to receive one share of Hawaiian Holdings Common Stock, and (iv) each share of Hawaiian Holdings Common Stock held by Hawaiian (being the 100 shares issued upon the formation of Hawaiian Holdings) will be canceled;

         WHEREAS, immediately after the Effective Time, Hawaiian Holdings and AIP LLC will enter into a Registration Rights Agreement, substantially in the form attached as EXHIBIT A to the AIP Merger Agreement, and a Joinder to the Stockholders Agreement, substantially in the form attached as Exhibit B to the AIP Merger Agreement (collectively, with the AIP Merger Agreement, the "ANCILLARY AGREEMENTS");

         WHEREAS, the consummation of the Merger requires, among other things, the approval of this Agreement by the affirmative vote of (i) 75% of the outstanding shares of Hawaiian Common Stock and Hawaiian Special Preferred Stock, voting as a single voting group and (ii) a majority of the outstanding shares of Hawaiian Special Preferred Stock represented at the Annual Meeting (as defined below), voting as a single voting group (collectively, the "HAWAIIAN SHAREHOLDER APPROVAL"); and

         WHEREAS, it is the intention of the parties hereto that the Reorganization shall be a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder.

         NOW, THEREFORE, in furtherance of the foregoing, the parties agree as follows:

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                                   ARTICLE I

                                     MERGER

         Section 1.1 MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the HBCA, Merger Sub shall be merged with and into Hawaiian at the Effective Time (as defined below) of the Merger. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease, and Hawaiian shall continue as the surviving corporation (the "SURVIVING CORPORATION"), becoming a wholly owned subsidiary, directly and indirectly, of Hawaiian Holdings. The effects and the consequences of the Merger shall be as set forth in this Agreement and the HBCA.

         Section 1.2 EFFECTIVE TIME. (a) Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 3.1, the parties shall duly prepare, execute and file articles of merger (the "ARTICLES OF MERGER") complying with Section 414-315 of the HBCA with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii. The Merger shall become effective upon the filing of the Articles of Merger (or at such later time reflected in such Articles of Merger as shall be agreed to by Hawaiian Holdings and Hawaiian). The date and time when the Merger shall become effective is hereinafter referred to as the "EFFECTIVE TIME."

         (b) The Merger shall have the effects set forth in the HBCA, including without limitation, Section 414-316 of the HBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of Hawaiian and Merger Sub shall vest in the Surviving Corporation, and (ii) all debts, liabilities, obligations and duties of Hawaiian and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         Section 1.3 ORGANIZATIONAL DOCUMENTS. (a) The parties shall cause (i) the Certificate of Incorporation of Hawaiian Holdings to be amended and restated to be in the form set forth in EXHIBIT A hereto and (ii) the Bylaws of Hawaiian Holdings to be amended and restated to be in the form set forth in EXHIBIT B hereto, in each case as of immediately prior to the effective time of the AIP Mergers. As so amended and restated, the Certificate of Incorporation and the Bylaws of Hawaiian Holdings shall be the Certificate of Incorporation and Bylaws of Hawaiian Holdings until thereafter changed or amended either (A) as provided therein or by the Delaware General Corporation Law (as amended from time to time, the "DGCL"), in the case of such Certificate of Incorporation, or (B) as provided therein, by the Certificate of Incorporation or by the DGCL, in the case of such Bylaws.

         (b) The Articles of Incorporation and the Bylaws of Merger Sub in effect at the Effective Time shall become the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein or by the HBCA;

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PROVIDED, HOWEVER, that Article I of such Articles of Incorporation shall provide that the name of the Surviving Corporation shall be "Hawaiian Airlines, Inc."

         Section 1.4 DIRECTORS. The directors of Hawaiian immediately prior to the Effective Time shall be the directors of each of Hawaiian Holdings and the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the Certificate of Incorporation and Bylaws of Hawaiian Holdings, or as otherwise provided by the DGCL (in the case of the directors of Hawaiian Holdings), and in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by the HBCA (in the case of the directors of the Surviving Corporation).

         Section 1.5 OFFICERS. The officers of Hawaiian immediately prior to the Effective Time shall be the officers of each of Hawaiian Holdings and the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the Certificate of Incorporation and Bylaws of Hawaiian Holdings, or as otherwise provided by the DGCL (in the case of the officers of Hawaiian Holdings), and in the articles of incorporation and bylaws of the Surviving Corporation, or as otherwise provided by the HBCA (in the case of the officers of the Surviving Corporation).

                                   ARTICLE II

              CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
                               STOCK CERTIFICATES

         Section 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of shares of Hawaiian Common Stock and Hawaiian Special Preferred Stock:

         (a) each share of Hawaiian Common Stock, par value $.01 per share, of Hawaiian, together with the rights associated with such shares pursuant to the Rights Agreement ("HAWAIIAN COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any shares of Hawaiian Common Stock held by AIP Inc., which shares shall continue to be outstanding, and each Dissenting Share (as defined below)) shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of Hawaiian Holdings ("HAWAIIAN HOLDINGS COMMON STOCK");

         (b) each share of (i) Series B Special Preferred Stock, par value $.01 per share, of Hawaiian ("HAWAIIAN SERIES B SPECIAL PREFERRED STOCK"), (ii) Series C Special Preferred Stock, par value $.01 per share, of Hawaiian ("HAWAIIAN SERIES C SPECIAL PREFERRED STOCK"), (iii) Series D Special Preferred Stock, par value $.01 per share, of Hawaiian ("HAWAIIAN SERIES D SPECIAL PREFERRED STOCK"), and (iv) Series E Special Preferred Stock, par value $.01 per share, of Hawaiian ("HAWAIIAN SERIES E SPECIAL

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PREFERRED STOCK" and, collectively with the foregoing, "HAWAIIAN SPECIAL
PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Hawaiian Holdings Common Stock;

         (c) each share of capital stock of Hawaiian Holdings, including, without limitation, Hawaiian Holdings Common Stock, that is issued, outstanding and held by Hawaiian immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

         (d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall convert into a number of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Surviving Corporation equal to the number obtained by dividing (i) the number of shares of Hawaiian Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Hawaiian Common Stock held by AIP Inc.) by (ii) 1000.

         Section 2.2 STOCK CERTIFICATES. From and after the Effective Time, subject to Section 2.1, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Hawaiian Common Stock and shares of Hawaiian Special Preferred Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Hawaiian Holdings Common Stock into which the shares of Hawaiian Common Stock and Hawaiian Special Preferred Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Hawaiian Holdings or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Hawaiian Holdings or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Hawaiian Holdings Common Stock evidenced by such outstanding certificates which prior to the Merger represented shares of Hawaiian Common Stock and Special Preferred Stock as provided above.

         Section 2.3 ISSUANCE OF SPECIAL PREFERRED STOCK. (a) Immediately following the Effective Time, Hawaiian Holdings shall issue to AIP LLC four validly issued, fully paid and nonassessable shares of Series A Special Preferred Stock, par value $.01 per share, of Hawaiian Holdings ("HAWAIIAN HOLDINGS SERIES A SPECIAL PREFERRED STOCK").

         (b) Immediately following the Effective Time, pursuant to the applicable collective bargaining agreement which shall continue to be binding on the Surviving Corporation by operation of law, Hawaiian Holdings shall issue (i) to the Association of Flight Attendants one validly issued, fully paid and nonassessable share of Series B Special Preferred Stock, par value $.01 per share, of Hawaiian Holdings ("HAWAIIAN HOLDINGS SERIES B SPECIAL PREFERRED STOCK"), (ii) to the International Association of Machinists and Aerospace Workers one validly issued, fully paid and nonassessable share of Series C Special Preferred Stock, par value $.01 per share, of

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Hawaiian Holdings ("HAWAIIAN HOLDINGS SERIES C SPECIAL PREFERRED STOCK") and
(iii) to the Hawaiian Master Executive Council c/o the Air Line Pilots Association, International one validly issued, fully paid and nonassessable share of Series D Special Preferred Stock, par value $.01 per share, of Hawaiian Holdings ("HAWAIIAN HOLDINGS SERIES D SPECIAL PREFERRED STOCK" and, collectively with the foregoing and the Hawaiian Holdings Series A Special Preferred Stock, the "HAWAIIAN HOLDINGS SPECIAL PREFERRED STOCK").

         (c) The rights, preferences and privileges of the shares of Hawaiian Holdings Special Preferred Stock issued pursuant to this Section 2.3 shall be as set forth in the Certificate of Incorporation attached hereto as EXHIBIT A.

         Section 2.4 STOCK OPTIONS; 401(K) PLANS. (a) Hawaiian Holdings shall assume sponsorship of each of Hawaiian's 1994 Stock Option Plan, as amended, Hawaiian's 1996 Stock Incentive Plan, as amended, Hawaiian's 1996 Nonemployee Director Stock Option Plan, as amended (collectively, the "HAWAIIAN OPTION PLANS"). In addition, each option to purchase Hawaiian Common Stock (each a "HAWAIIAN OPTION") issued under a Hawaiian Option Plan or granted by Hawaiian outside of the Hawaiian Option Plans that is outstanding and unexercised immediately prior to the Effective Time shall, as of such time, be assumed by Hawaiian Holdings in such a manner that it is converted into an option to acquire, on substantially similar terms and conditions as were applicable under the respective Hawaiian Option Plans and the underlying option agreements (as modified by this Section 2.4), that number of shares of Hawaiian Holdings Common Stock equal to the number of shares of Hawaiian Common Stock subject to such Hawaiian Option at an exercise price per share equal to the exercise price per share for such Hawaiian Option immediately prior to the Effective Time. As soon as reasonably practicable, Hawaiian Holdings shall file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES Act") on Form S-8 with respect to the shares of Hawaiian Holdings Common Stock subject to such assumed options or otherwise available under the Hawaiian Option Plans.

         (b) From and after the Effective Time, each pilot participant eligible to receive a share of Hawaiian Common Stock under Hawaiian's Pilots' 401(k) Plan and that certain Stock Allocation Agreement, dated May, 2001 (collectively referred to herein as the "PILOT ALLOCATION AGREEMENT") from the Stock Pool (as defined under such Pilot Allocation Agreement), shall be eligible to receive one share of Hawaiian Holdings Common Stock, and otherwise on the same terms and conditions as were applicable, under the Pilot Allocation Agreement.

         Section 2.5 DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, any Hawaiian Share held by a holder who has exercised dissenters' rights for such shares in accordance with the HBCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive shares of Hawaiian Holdings Common Stock in the Merger, but the holder thereof shall only be entitled to such rights as are granted by the HBCA.

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         (b) Notwithstanding the provisions of Section 2.5(a), if any holder of
Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive shares of Hawaiian Holdings Common Stock, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

                                   ARTICLE III

                              CONDITIONS TO MERGER

         Section 3.1 CONDITIONS PRECEDENT. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of each of the following conditions:

         (a) The Hawaiian Shareholder Approval shall have been obtained at the 2002 Annual Meeting of the shareholders of Hawaiian (the "ANNUAL MEETING").

         (b) The AIP Mergers shall have been consummated in accordance with the AIP Merger Agreement.

         (c) The registration statement on Form S-4 filed with the Securities and Exchange Commission by Hawaiian Holdings in connection with the issuance of shares of Hawaiian Holdings Common Stock in the Merger shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order.

         (d) Hawaiian shall have received a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that (i) holders of Hawaiian Common Stock and Hawaiian Special Preferred Stock will not recognize any gain or loss on the exchange of such Hawaiian Common Stock and Hawaiian Special Preferred Stock for Hawaiian Holdings Common Stock and (ii) the Reorganization will constitute a tax-free transaction under Section 351 of Code.

         (e) No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and has a material adverse effect on Hawaiian or enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement and no judicial or administrative proceeding that seeks any such result shall continue to be pending.

         (f) All required approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.

         (g) The shares of Hawaiian Holdings Common Stock issuable in the Merger pursuant to Article II and such other shares to be reserved for issuance in

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connection with the Merger shall have been authorized for listing on the
American Stock Exchange and the Pacific Exchange, subject only to official notice of issuance.

                                   ARTICLE IV

                            TERMINATION AND AMENDMENT

         Section 4.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Hawaiian Shareholder Approval, by the affirmative vote of two-thirds of the boards of directors of each of Hawaiian Holdings and Hawaiian. In the event of such termination, this Agreement shall become null and void and have no effect, without any liability or obligation on the part of Hawaiian, Merger Sub or Hawaiian Holdings by reason of this Agreement.

         Section 4.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time before or after the Hawaiian Shareholder Approval; PROVIDED, HOWEVER, that after any such approval and prior to the Effective Time, there shall be made no amendment that (a) alters or changes the amount or kind of shares to be received by shareholders in the Merger or by AIP LLC or its affiliates in the AIP Mergers; (b) alters or changes any term of the Certificate of Incorporation or Bylaws of Hawaiian Holdings or the articles of incorporation or bylaws of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of Hawaiian Holdings or the Surviving Corporation, as applicable; or (c) alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of shares of Hawaiian Common Stock. This Agreement may not be amended except after approval by a majority of the board of directors of Hawaiian and evidenced by an instrument in writing signed on behalf of each of the parties.

                                   ARTICLE V

                               GENERAL PROVISIONS

         Section 5.1 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction, except to the extent that provisions of the HBCA are mandatorily applicable.

         Section 5.2 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier or
(b) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to the party for whom intended, at the address or telecopier number for such party set forth below (or at such other address or telecopier number for a party as shall be specified by like notice, provided, however, that

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

any notice of change of address or telecopier number shall be effective only upon receipt):

           If to Merger Sub, to:

                    HA Sub Inc.
                    3375 Koapaka Street, Suite G-350
                    Honolulu, Hawaii  96819-1869
                    Telecopier No.  (808) 835-3690
                    Attention:  Secretary

           If to Hawaiian, to:

                    Hawaiian Airlines, Inc.
                    3375 Koapaka Street, Suite G-350
                    Honolulu, Hawaii  96819-1869
                    Telecopier No.  (808) 835-3690
                    Attention:  General Counsel

           If to Hawaiian Holdings, to:

                    Hawaiian Holdings, Inc.
                    3375 Koapaka Street, Suite G-350
                    Honolulu, Hawaii  96819-1869
                    Telecopier No.  (808) 835-3690
                    Attention: Secretary

         Copies of all notices, requests, permissions, waivers, referrals and all other communications hereunder given prior to the Effective Time shall be given to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Telecopier No.  (212) 757-3990
                    Attention:  Judith R. Thoyer, Esq.

         Section 5.3 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with all exhibits, schedules, appendices, certificates, instruments and agreements delivered pursuant hereto and thereto (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 5.4 HEADINGS. Headings of the articles and sections of this Agreement, the table of contents are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

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

         Section 5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall together be considered one and the same agreement.

         Section 5.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

         Section 5.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    HAWAIIAN HOLDINGS, INC.


                                    By: /S/ JOHN W. ADAMS
                                       -----------------------------------
                                       Name:  John W. Adams
                                       Title: President


                                    HAWAIIAN AIRLINES, INC.


                                    By: /S/ PAUL J. CASEY
                                       -----------------------------------
                                       Name:  Paul J. Casey
                                       Title: Vice Chairman, Chief Executive
                                              Officer and President


                                    By: /S/ CHRISTINE R. DEISTER
                                       ------------------------------------
                                       Name:  Christine R. Deister
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    HA SUB INC.


                                    By: /S/ CHRISTINE R. DEISTER
                                       -------------------------------------
                                       Name:  Christine R. Deister
                                       Title: Vice President, Treasurer


                                    By: /S/ LYN F. ANZAI
                                       -------------------------------------
                                       Name:  Lyn F. Anzai
                                       Title: ice President, Secretary